CONTACT:
                                 William H. Parke
                                 (847) 286-5998

                                 FOR IMMEDIATE RELEASE:
                                 October 22, 1998

SEARS REPORTS THIRD-QUARTER 1998 RESULTS
Earnings Affected by Sale of Western Auto and Retirement of High-
Cost Debt

     HOFFMAN ESTATES, Ill. -- Sears, Roebuck and Co. reported third-quarter 1998 net income of $44 million, or $0.11 per share, compared with $353 million, or $0.89 per share, in the third quarter of 1997. Both periods were affected by non-comparable items.

     Excluding the non-comparable items, third-quarter 1998 net income was $298 million, or $0.76 per share, a 1.0 percent decrease from net income of $301 million, or $0.76 per share for the comparable 1997 period. The slight decrease in net income resulted from lower than expect-ed revenue growth in the domestic retail and services businesses coupled with a decline in credit income, substantially offset by improvement in other income and a lower effective tax rate.

     The non-comparable items affecting the third quarter of 1998 were an impairment charge related to the previously announced sale of Western Auto, an extraordinary loss on the retirement of high-cost debt, and the impact of SFAS No. 125 accounting, which in aggregate reduced net income by $254 million, or $0.65 per share. Significant non-comparable items in the third quarter of 1997 included a charge to convert Western Auto operations to the Parts America format, a one time gain for the change in current associates' post-retirement life insurance benefits, and the impact of SFAS No. 125 accounting, which in aggregate increased net income by $52 million, or $0.13 per share.

     Net income for the first nine months of 1998 was $513 million, or $1.30 per share. Excluding the impact of significant non-comparable items, net income was $728 million, or $1.84 per share, an 8.0 percent decrease from net income of $791 million, or $1.99 for the comparable 1997 period. The decrease in net income is primarily a result of the increase in the provision for uncollectible accounts and higher levels of depreciation expense.

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
Page 2

     Third-quarter 1998 revenues were $9.75 billion, a slight decrease from revenues of $9.78 billion in the third quarter of 1997. For the first nine months of 1998, revenues were $29.16 billion, a 3.3 percent increase over revenues of $28.21 billion in the same period last year.

     "Home appliance and electronics sales were strong, but these results were offset by slower softgood sales, which were affected by the impact of storms and unseasonable weather in major markets," said Chairman and Chief Executive Officer Arthur C.
Martinez. "Growth in our services business in the quarter was also below expectations, and management is actively taking the steps necessary to accelerate performance. The lower-than-anticipated revenues from our full-line stores and services businesses were the primary factors in third-quarter results. However, we are very encouraged by the progress being made in our important credit business, which has exceeded our expectations."

     Looking ahead to the holiday selling season, Martinez said, "Our stores are well merchandised, inventories are at appropriate levels and our aggressive fourth-quarter marketing campaign will make Sears top-of-mind with customers."

Domestic Operations

     Third quarter domestic operations revenues were $8.97 billion, versus revenues of $8.99 billion in the comparable 1997 period. Revenue results included a 1.6 percent increase in domestic retail revenues, which included a comparable store sales decrease of 0.2 percent, a 1.2 percent increase in services revenues and a 12.3 percent decrease in credit revenues. The decrease in credit revenues was attributable to reduced late fee income and a lower level of owned credit card receivables.

     Domestic gross margin as a percentage of merchandise sales and services in the third quarter of 1998 was 25.8 percent versus
25.7 percent in 1997. Excluding the charge for Parts America format conversions in the prior year, margin rate was flat with last year.

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
Page 3

     Domestic operations selling and administrative expense as a percentage of revenues was 20.8 percent in the third quarter of 1998 versus 20.0 percent in the third quarter of 1997. The prior year was favorably impacted by a change in current associates' post-retirement life insurance benefits and the impact of securitization accounting, partially offset by the charge for converting Western Auto to the Parts America format. Excluding these non-comparable items, selling and administrative expense as a percentage of revenues increased 10 basis points. The increase was primarily due to higher expenses within the credit and services businesses, partially offset by an improvement in retail expense leverage.

     In the third quarter of 1998, the domestic provision for uncollectible accounts was $281 million, a 19.2 percent decrease from $348 million in the third quarter of 1997. The decrease in the provision is due to favorable trends in delinquency rates, charge-off experience and bankruptcies. "Third-quarter results for our credit business were most encouraging," Martinez said.
"We continue to see statistics for delinquencies and charge-offs improving, benefiting from operational measures we have put into place over the past year." Managed credit card receivable balances increased 0.4 percent from the third quarter of 1997, and the allowance for doubtful accounts decreased $20 million during the third quarter of 1998.

Depreciation expense for domestic operations increased $10 million, or 5.3 percent to $187 million in the third quarter of 1998, primarily due to the capital improvement program in progress to modernize and expand selling space in full-line stores and grow certain specialty retail businesses.

     The third-quarter results also include a $24 million after-tax extraordinary loss for the retirement of high-cost debt. The recent drop in interest rates made it economically attractive for Sears to retire some higher cost debt. In addition, Sears repurchased 9.6 million shares of its common stock under an existing share repurchase plan.

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


Page 4

International Operations

     International operations in the third quarter of 1998 include Sears 55 percent ownership interest in Sears Canada. International operating results were down slightly in the third quarter of 1998 providing $5 million of Sears consolidated net income compared with $7 million in the third quarter of 1997. Sears Canada enjoyed strong operating results in the quarter, but the negative effects of a lower exchange rate and the timing of certain holding company costs were offsetting.

Outlook

     For the fourth quarter, the company expects favorable credit performance and continued aggressive expense management to mitigate revenue and margin risk should retail and service trends not improve. For the full year, the company expects to achieve a mid-single digit percentage increase in earnings per share, excluding non-comparable items. Martinez added that for 1999, the company's objective continues to be to deliver a double-digit percentage increase in earnings per share.

     The statements contained in this outlook are forward looking and as such involve risks and uncertainties that could cause actual results to differ materially. The company's forward-looking statements are based on assumptions about many important factors, including competitive conditions in the retail industry, changes in consumer confidence and spending, general United States economic conditions such as higher interest rates, the outcome of pending bankruptcy reform legislation, and normal business uncertainty. While the company believes that its assumptions are reasonable, it cautions that it is impossible to predict the impact of certain factors which could cause actual results to differ materially from predicted results.

Through its network of 838 full-line Stores and more than 2,700 off-the-mall stores, Sears provides apparel, home and automotive products and related services for families throughout America, serving more than 60 million
households.
                                     # # #





SEARS, ROEBUCK AND CO.
CONSOLIDATED INCOME

					For the 13 Weeks Ended Oct. 3, 1998         For the 39 Weeks Ended Oct. 3, 1998
						and Sept. 27, 1997                           and Sept. 27, 1997

(millions, except earnings per share)        1998       1997     % Change             1998        1997       % Change
Revenues
  Merchandise and service                   $8,646     $8,528      1.4%              $25,662     $24,618       4.2%
  Credit revenues                            1,102      1,254    -12.1%                3,496       3,596      -2.8%
    Total revenues                           9,748      9,782     -0.3%               29,158      28,214       3.3%

Costs and expenses
  Cost of sales, buying and occupancy        6,413      6,335      1.3%               19,147      18,304       4.6%
  Selling and administrative                 2,033      1,980      2.7%                6,016       5,873       2.4%
  Depreciation and amortization                204        190      7.3%                  623         573       8.6%
  Provision for uncollectible accounts         288        357    -19.0%                1,037         898      15.6%
  Interest                                     341        328      3.8%                1,078       1,021       5.6%
  Western Auto impairment loss                 296         -        -                    296          -         -
  Reaffirmation charge                          -          -        -                     -          475        -
    Total costs and expenses                 9,575      9,190      4.2%               28,197      27,144       3.9%

Operating income                               173        592    -70.8%                  961       1,070     -10.2%
Other income, net                               15          1       -                     24         137        -

Income before income taxes and
  minority interest                            188        593    -68.2%                  985       1,207     -18.4%

Income taxes                                  (113)      (234)   -51.5%                 (428)       (542)    -21.0%

Minority interest                               (7)        (6)    16.7%                  (20)        (13)     56.2%

Net income before extraordinary loss            68        353    -80.7%                  537         652     -17.7%

Extraordinary loss on debt extinguishment       24         -        -                     24          -         -

Net income                                 $    44    $   353    -87.5%             $    513    $    652     -21.4%

Net income consists of:
  Domestic operations                      $    39    $   346    -88.8%             $    499    $    686     -27.3%
  International operations                       5          7    -18.8%                   14         (34)    141.9%
Net income                                 $    44    $   353    -87.5%             $    513    $    652     -21.4%


Earnings per share:

  Basic                                    $  0.11    $  0.90                       $   1.32    $   1.66
  Diluted                                  $  0.11    $  0.89                       $   1.30    $   1.64

Average common and common
 equivalent shares outstanding               391.4      398.5                          393.7       398.3



SEARS, ROEBUCK AND CO.
SUMMARY OF NON-COMPARABLE ITEMS



          								  13 Weeks Ended
						Oct. 3, 1998                 Sept. 27, 1997
					       $            EPS             $              EPS

Reported Net Income                         $   44        $   0.11       $   353        $   0.89

Non-comparable Items:
SFAS No. 125 Accounting                         (5)          (0.02)           38            0.10
Western Auto Impairment                       (225)          (0.57)           --              --
Extraordinary Loss on Debt Extinguishment      (24)          (0.06)           --              --
Parts America Conversion                        --              --           (23)          (0.06)
Post Retirement Life Insurance                  --              --            37            0.09
					      (254)          (0.65)           52            0.13

Net income excluding non-comparable items   $  298        $   0.76       $   301        $   0.76




							      39 Weeks Ended
						Oct. 3, 1998                 Sept. 27, 1997
					      $              EPS           $               EPS
Reported Net Income                         $  513        $   1.30       $   652        $   1.64

Non-comparable Items:
SFAS No. 125 Accounting                         34            0.09           112            0.28
Western Auto Impairment                       (225)          (0.57)           -               -
Extraordinary Loss on Debt Extinguishment      (24)          (0.06)           -
Parts America Conversion                        --              --           (23)          (0.06)
Post Retirement Life Insurance                  --              --            37            0.09
Sale of Sears Mexico                            --              --           (36)          (0.09)
Sale of Advantis                                --              --            91            0.23
Reaffirmation Charge                            --              --          (320)          (0.80)
					      (215)          (0.54)         (139)          (0.35)

Net income excluding non-comparable items   $  728        $   1.84       $   791        $   1.99




SEARS, ROEBUCK AND CO.
DOMESTIC OPERATIONS INFORMATION

					   For the 13 Weeks Ended Oct. 3, 1998       For the 39 Weeks Ended Oct. 3, 1998
						   and Sept. 27, 1997                         and Sept. 27, 1997

(millions)                                      1998       1997     % Change           1998           1997      % Change
Revenues
  Merchandise and service                     $ 7,925     $ 7,803      1.6%          $ 23,525      $ 22,487       4.6%

  Comparable store sales inc(dec)               -0.2%        2.3%                        2.4%          2.5%

  Credit revenues
    Gross finance charges and other revenues    1,154       1,293    -10.8%             3,630        3,706       -2.1%
    Funding costs on securitized receivables     (110)       (102)     7.8%              (323)        (315)       2.5%
    Total credit revenues                       1,044       1,191    -12.3%             3,307        3,391       -2.4%

    Total revenues                              8,969       8,994     -0.3%            26,832       25,878        3.7%

Costs and expenses
  Cost of sales, buying and occupancy           5,879       5,800      1.4%            17,548       16,719        5.0%

  Gross margin %                                25.8%       25.7%                       25.4%        25.7%

  Selling and administrative                    1,862       1,797      3.6%             5,509        5,333        3.3%

  % of total revenues                           20.8%       20.0%                       20.5%        20.6%

  Depreciation and amortization                   187         177      5.3%               575          529        8.6%
  Provision for uncollectible accounts            281         348    -19.2%             1,016          870       16.8%
  Interest                                        316         304      4.3%               999          930        7.5%
  Western Auto impairment loss                    296          -        -                 296           -          -
  Reaffirmation charge                             -           -        -                  -           475         -
    Total costs and expenses                    8,821       8,426      4.7%            25,943       24,856        4.4%

Operating income                              $   148     $   568    -73.9%          $    889     $  1,022      -12.9%


Operating income by business format:
  Retail                                      $    89     $   116    -23.2%          $    228     $    262      -13.0%
  Services                                        107         120    -10.8%               284          276        2.9%
  Credit                                          291         377    -22.8%               829          639       29.7%
  Corporate                                       (43)        (45)    -4.4%              (156)        (155)       0.6%
  Western Auto impairment loss                   (296)         -        -                (296)          -          -
    Total operating income                    $   148     $   568    -73.9%          $    889     $  1,022      -12.9%


Operating income by business format, excluding non-comparable items:
  Retail                                      $    89     $    93     -4.3%          $    228     $    239       -4.6%
  Services                                        107         120    -10.8%               284          276        2.9%
  Credit                                          299         315     -5.1%               774          931      -16.9%
  Corporate                                       (43)        (45)    -4.4%              (156)        (155)       0.6%
    Total operating income                    $   452     $   483     -6.4%          $  1,130     $  1,291      -12.5%



Pretax LIFO charge                            $     6     $     6                    $     30     $     30




SEARS, ROEBUCK AND CO.
DOMESTIC OPERATIONS INFORMATION (continued)

				      For the 13 Weeks Ended Oct. 3, 1998      For the 39 Weeks Ended Oct. 3, 1998
					      and Sept. 27, 1997                         and Sept. 27, 1997

					 1998         1997     % Change           1998          1997       % Change
Total Domestic Revenues:

Retail                                $  7,093     $  6,981      1.6%          $ 21,214      $ 20,253        4.8%
Services                                   832          822      1.2%             2,311         2,235        3.4%
Credit                                   1,044        1,191    -12.3%             3,307         3,390       -2.4%

  Total Domestic Revenues             $  8,969     $  8,994     -0.3%          $ 26,832       $25,878        3.7%



(millions, except number                Oct. 3,     Sept. 27,   Jan. 3,
  of stores)                             1998         1997       1998
Domestic inventories  -LIFO           $  5,340     $  5,140   $  4,600
		      -FIFO           $  6,084     $  5,900   $  5,313



Domestic credit card receivables:
  Managed credit card receivables     $ 27,440     $ 27,337   $ 28,945
  Securitized balances sold             (6,478)      (6,520)    (6,404)
  Retained interest in transferred
    credit card receivables             (4,577)      (3,212)    (3,316)
  Other receivables                        220          171        161
  Owned credit card receivables       $ 16,605     $ 17,776   $ 19,386


					Jan. 3,                             Oct. 3,
Domestic retail stores:                  1998         Opened    Closed       1998
  Full-line stores                         833           12         (7)       838
  Specialty formats                      2,697          147        (47)     2,797
    Total                                3,530          159        (54)     3,635

  Gross square feet                      151.0          3.5       (1.4)     153.1




SEARS, ROEBUCK AND CO.
CONSOLIDATED BALANCE SHEET

(millions)
								 Oct. 3,         Sept. 27,         Jan. 3,
								  1998             1997             1998
Assets
  Current Assets
    Cash and cash equivalents                                  $    327         $    247         $    358
    Retained interest in transferred credit card receivables      4,577            3,212            3,316
    Credit card receivables, net                                 16,792           18,307           19,843
    Other receivables                                               358              287              335
    Merchandise inventories                                       5,864            5,669            5,044
    Prepaid expenses and deferred charges                           577              439              956
    Deferred income taxes                                           806              915              830
      Total current assets                                       29,301           29,076           30,682

  Property and equipment, net                                     6,493            6,062            6,414
  Deferred income taxes                                             676              798              666
  Other assets                                                    1,262              930              938
    Total assets                                               $ 37,732         $ 36,866         $ 38,700

Liabilities
  Current liabilities
    Short-term borrowings                                      $  5,439         $  3,987         $  5,208
    Current portion of long-term debt and capitalized leases      2,143            2,428            2,561
    Accounts payable and other liabilities                        6,379            7,192            6,637
    Unearned revenues                                               823              874              830
    Other taxes                                                     419              455              554
      Total current liabilities                                  15,203           14,936           15,790

  Long-term debt and capitalized leases                          13,022           12,523           13,071
  Postretirement benefits                                         2,432            2,598            2,564
  Minority interest and other liabilities                         1,403            1,404            1,413
    Total liabilities                                            32,060           31,461           32,838

Commitments and Contingent Liabilities

Shareholders' Equity
  Common shares                                                     323              323              323
  Capital in excess of par value                                  3,587            3,596            3,598
  Retained income                                                 4,402            3,712            4,158
  Treasury stock - at cost                                       (2,109)          (1,653)          (1,702)
  Minimum pension liability                                        (217)            (277)            (217)
  Deferred ESOP expense                                            (185)            (215)            (204)
  Cumulative translation adjustments                               (129)             (81)             (94)
    Total shareholders' equity                                    5,672            5,405            5,862

    Total liabilities and shareholders' equity                 $ 37,732         $ 36,866         $ 38,700

    Total common shares outstanding                               383.1            392.0            390.9


